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                                                                  EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-16525) pertaining to the Physiometrix, Inc. 1991 Stock Plan, 1996 Director Option Plan, and 1996 Employee Stock Purchase Plan of our report dated January 31, 2001, with respect to the financial statements of Physiometrix, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 28, 2001